Exhibit (e)
Auditor’s Consent
We hereby consent to the incorporation by reference in Registration Statement Nos. 333-141868 and 333-141868-01 of KfW and KfW International Finance Inc. (filed under Schedule B) of our dually dated report dated March 12, 2008 and April 2, 2008, relating to the financial statements of KfW, which appears in this Annual Report on Form 18-K for the year ended December 31, 2007.
May 9, 2008

PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By:	/s/ Waldemar Funke	By:	/s/ Björn Grunwald

	Waldemar Funke		ppa. Björn Grunwald
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)